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Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINICPAL FINANCIAL OFFICER REGARDING FACTS AND
CIRUCMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Joseph Burke, state and attest that:

  (1)    To the best of my knowledge, based upon a review of the covered reports of Gateway, Inc., and, except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2)    I have reviewed the contents of this statement with the Gateway, Inc. Audit Committee.

  (3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  the Annual Report on Form 10-K for the year ended December 31, 2001 of Gateway, Inc. filed with the Commission;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Gateway, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

Signature:	/s/ JOSEPH BURKE	Subscribed and sworn to
Name:	Joseph Burke	before me this 8th day of
Date:	August 8, 2002	August, 2002
/s/ KATHLEEN BOWERS
Notary Public
My Commission Expires: 10/31/02

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STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINICPAL FINANCIAL OFFICER REGARDING FACTS AND CIRUCMSTANCES RELATING TO EXCHANGE ACT FILINGS